Exhibit 24
KEYCORP
POWER OF ATTORNEY
          The undersigned, an officer or director, or both an officer and director, of KeyCorp, an Ohio corporation, which anticipates filing with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Annual Report”), hereby constitutes and appoints Paul N. Harris, Steven N. Bulloch, and Molly Z. Brown and each of them, as attorney for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file the Annual Report and exhibits thereto, and any and all amendments thereto, with full power and authority to do and perform any and all acts and things requisite and necessary to be done, hereby ratifying and approving the acts of such attorney or any such substitute or substitutes.
          This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of February 23, 2011.

/s/ Henry L. Meyer III	/s/ Jeffrey B. Weeden

Henry L. Meyer III	Jeffrey B. Weeden
Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	Senior Executive Vice President and Chief Financial Officer

/s/ Robert L. Morris	/s/ William G. Bares

Robert L. Morris	William G. Bares, Director
Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Edward P. Campbell	/s/ Joseph A. Carrabba

Edward P. Campbell, Director	Joseph A. Carrabba, Director

/s/ Carol A. Cartwright	/s/ Alexander M. Cutler

Carol A. Cartwright, Director	Alexander M. Cutler, Director

/s/ H. James Dallas	/s/ Elizabeth R. Gile

H. James Dallas, Director	Elizabeth R. Gile, Director

/s/ Ruth Ann M. Gillis	/s/ Kristen L. Manos

Ruth Ann M. Gillis, Director	Kristen L. Manos, Director

/s/ Eduardo R. Menascé	/s/ Beth E. Mooney

Eduardo R. Menascé, Director	Beth E. Mooney, Director

/s/ Bill R. Sanford	/s/ Barbara R. Snyder

Bill R. Sanford, Director	Barbara R. Snyder, Director

/s/ Edward W. Stack	/s/ Thomas C. Stevens

Edward W. Stack, Director	Thomas C. Stevens, Director